BATA LEASING, LLC
                       LIMITED LIABILITY COMPANY AGREEMENT


                           Dated as of March 13, 2001



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                               BATA LEASING, LLC ,
                      a Delaware Limited Liability Company


                       LIMITED LIABILITY COMPANY AGREEMENT

                  THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") is made and entered into as of March 13, 2001 by and among MDFC Equipment Leasing Corporation, a Delaware corporation ("MDFC"), as a Member of BATA Leasing, LLC (the "Company"), American Trans Air, Inc., an Indiana corporation ("ATA"), as a Member of the Company, and any other Person who shall hereafter become a Member of the Company in accordance with the terms and provisions hereof (MDFC, ATA and any such other Person being herein referred to individually as a "Member" and collectively as the "Members").


                              PRELIMINARY STATEMENT

                  WHEREAS, previously there has been filed a Certificate of Formation with the Secretary of State of the State of Delaware to organize the Company under and pursuant to the Delaware Limited Liability Company Act, as amended (the "Act");

                  WHEREAS, the Company's primary activities shall be to purchase from the lessors thereof the "Leased Aircraft" (as defined below), to acquire, own, lease in a passenger configuration, convert from a passenger to a freighter configuration, market and lease to third parties or to a Member, and, where no longer useful for such leasing, sell the "Aircraft" (as defined below), and to undertake any and all other acts and things necessary, proper, convenient, advisable or incidental to effectuate and carry out such activities;

                  WHEREAS, upon the terms and subject to the conditions set forth herein, each of MDFC and ATA are concurrently with the execution of this Agreement acquiring certain membership interests in the Company as set forth on
Schedule I hereto; and

                  WHEREAS, in accordance with the Act, each of the Company and the Members desires to enter into this Agreement to set forth the respective rights, powers and interests of the Members with respect to the Company and their respective Membership Interests therein and to provide for the management of the business and operations of the Company;

                  NOW, THEREFORE, in consideration of the mutual promises and agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                               GENERAL DEFINITIONS

1.1. Definitions. As used in this Agreement, the following terms shall each have the meaning set forth in this Article I (unless the context otherwise requires).

     "Act" means the Delaware Limited Liability Company Act, as it may be amended from time to time, and any successor to such Act.

     "Aircraft" means, collectively, the twenty-four (24) used Boeing 727 aircraft described on Appendix I to Schedule I hereto, and individually, one of such Aircraft.

     "Affiliate" means, when used with reference to a specific Person (or when not referring to a specific Person shall mean an Affiliate of a Member), any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specific Person.

     "Aggregate Contributions" means, at any time, the sum of the Capital Contributions of all Members theretofore made to the Company.

     "Agreement" means this Limited Liability Company Agreement, including Schedules I and II hereto, as originally executed and as subsequently amended and/or restated from time to time in accordance with the provisions hereof.

     "Assignee" means a Person who holds a Membership Interest, but that has not been admitted as a Member.

     "Basic Rent" has the meaning given such term in the Leases.

     "Business Day" means any day not a Saturday, Sunday or legal holiday in the State of Indiana or Washington, on which banks are open for business in Indiana and Washington.

     "Business Plan" means the business plan of the Company attached as Schedule I hereto (including Appendix I, II and III thereto), as such business plan may be amended from time to time with the consent of the Requisite Members.

     "Capital Account" means the Capital Account maintained for each Member pursuant to Section 4.5 of this Agreement.

     "Capital Contribution" means the total amount of cash and property, including Initial Member Capital Contributions and Subsequent Capital Contributions, if any, contributed (or deemed to be contributed pursuant to Section 3.2(c)) to the Company by all the Members or any one Member, as the case may be.

     "Certificate of Formation" means the Certificate of Formation of the Company described in Section 2.1.

     "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

     "Company" means BATA Leasing, LLC, the limited liability company formed by the filing of the Certificate of Formation, as constituted from time to time.

     "Defaulting Member" has the meaning given such term in Section 13.1.

     "EBO Amount" means the early buyout option amount payable for purchase of a Leased Aircraft.

     "Event of Default" has the meaning given such term in Section 13.1.

     "Initial Member" means each of MDFC and ATA, and any Affiliate of such Person that, at the time of determination, holds Membership Interests.

     "Initial Member Capital Contribution" shall mean with respect to any Initial Member, the cash amount or value of such Initial Member's initial Capital Contribution, as described and identified on Schedule I.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "Lease" means a lease agreement between the Company, as lessor, and another Person, as lessee, of one or more of the Aircraft.

     "Lease Parameters" means the criteria set forth on Schedule II hereto, as such criteria may be amended from time to time with the consent of the Requisite Members.

     "Leased  Aircraft" means  collectively,  the seven (7) Aircraft which as of
the  date  hereof  are  leased  to  ATA  by  third  Persons,  as  lessors,   and
individually, one of such Aircraft.

     "Lessee" means a lessee under a Lease.

     "Majority Vote" means, with respect to actions to be taken by Members, the affirmative vote or consent of Members who are not Defaulting Members or Affiliates of a Defaulting Member whose aggregate Membership Interests at the time of determination equal at least fifty-one percent (51%) of the aggregate Membership Interests then outstanding and held by Members who are not Defaulting Members or Affiliates of a Defaulting Member.

     "Managing Member" means, at any time, the Person elected in accordance with
Section 9.2 who is then managing the businesses of the Company in accordance with Article IX.

     "Members" means, at any time, the Persons who then own Membership Interests in the Company and who have been admitted as Members as provided in this Agreement.

     "Membership Interest" means, with respect to any Member at any time, the entire interest of such Member in the Company at such time. Such interest includes, without limitation, (a) all rights of a Member to receive distributions of revenues, allocations of income and loss and distributions of liquidation proceeds under this Agreement and (b) all management rights, voting rights or rights to consent. Except as otherwise provided in this Agreement, the Membership Interest of any Member at any time shall be determined by the ratio which the sum of all Capital Contributions made (or deemed to be made pursuant to Section 3.2(c)) by such Member bears to the Aggregate Contributions of the Members, as established from time to time by the Managing Member on Schedule I.

     "Notification" means all notices permitted or required to be given to any Person hereunder. Such Notifications must be given in writing and will be deemed to be duly given (i) on the date of delivery if delivered in person or sent by facsimile transmission, (ii) on the earlier of actual receipt or three (3) Business Days after the date of mailing if mailed by registered or certified mail, first class postage prepaid, return receipt requested, to such Person, at the last known address of such Person on the Company records, and (iii) one Business Day after deposit with a reputable overnight courier service, with all charges paid, if addressed to such Person at the last known address of such Person on the Company records.

     "Permitted Assignee" means (i) any Affiliate of any Member, which Affiliate is organized as a corporation or (ii) any other Person approved in writing by all of the Members, such approval not to be unreasonably withheld.

     "Permitted Lessee" means a Person certified by the Federal Aviation Administration to operate an Aircraft, which Person shall agree to operate such Aircraft exclusively within or between the United States of America, Canada and Mexico, or such other Person as may be consented by all of the Members, such consent not to be unreasonably withheld, with reasonableness to be determined with reference to the leasing practices of comparable lessors at the date of determination.

     "Person" means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such person, as the context may require.

     "Proprietary Information" means information relating to any aspect of the business of the Company that is not generally known or available in the aircraft industry, whether or not expressly designated as proprietary and regardless of its source, including, without limitation, information relating to research, marketing, selling, leasing, support, modification and retrofit of commercial aircraft, whether constituting an invention, technology, know-how or otherwise and whether in the form of drawings, computer programs, models, data, specifications, compilations, manuals, reports or other tangible form or knowledge not reduced to tangible form.

     "Qualified Costs" means, collectively, the following: (1) costs or expenses of the Company which are reflected in (and not materially in excess of the amounts thereof projected in) the Business Plan applicable to the period in which such costs or expenses are incurred; (2) costs or expenses of the Company which, when aggregated with all other costs and expenses of the Company incurred in the same year, do not materially exceed the total projected costs and expenses of the Company for such year, as set forth in the Business Plan applicable to such year; and (3) other costs and expenses of the Company, the incurrence of which have been approved by the Requisite Members in advance.

     "Requisite Members" means, at any time, Members (excluding a Defaulting Member and its Affiliates) holding at least two-thirds (2/3) of the Membership Interests then outstanding and not held by a Defaulting Member or an Affiliate of a Defaulting Member.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Subsequent Capital Contribution" means a Capital Contribution of any Member or of all the Members, as the case may be, other than an Initial Member Capital Contribution.

     "Supplemental Rent" has the meaning given such term in the Leases.

     "Tax Matters Member" has the meaning given such term in Section 10.5.

     "Transfer" means any assignment, mortgage, hypothecation, transfer, pledge, creation of a security interest in, or lien upon, encumbrance, gift or other disposition.

     "Transferring Member" shall have the meaning given such term in Section 3.2(a).

     "Treasury Regulations" means the regulations promulgated by the U.S. Treasury Department pursuant to the Code.

     1.2. Interpretation. Each definition in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute or Treasury Regulations mean such statute or regulations as amended at the time and include any successor legislation or regulations. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Sections and Schedules mean the Articles, Sections and Schedules of this Agreement. The Schedules are hereby incorporated by reference into and shall be deemed a part of this Agreement.

                                   ARTICLE II
                                  ORGANIZATION

     2.1. Formation. The Company has been organized as a Delaware limited liability company under and pursuant to the Act by the filing of a Certificate of Formation with the Office of the Secretary of State of Delaware as required by the Act.

     2.2. Name. The name of the Company is BATA Leasing, LLC.

     2.3. Purposes. The purposes of the Company are to engage in any activity and/or business for which limited liability companies may be formed under the Act (including, without limitation, the activities set forth in the Preliminary Statement of this Agreement); provided, however that without the written consent of all of the Members, the Company shall not engage in any business or activity other than as set forth in the Preliminary Statement of this Agreement. The Company shall have all the powers necessary or convenient to effect any purpose for which it is formed, including all powers granted by the Act.

     2.4. Duration. The Company shall continue in existence until the Company shall be dissolved and its affairs wound up in accordance with the Act or this Agreement.

     2.5. Registered Office and Registered Agent; Principal Office.

     (a) The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by the Act.

     (b) The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person as the Managing Member may designate in the manner provided by the Act.

     (c) The principal office of the Company shall be at 500 Naches Avenue, SW, 3rd Floor, Renton, Washington 98055 or at such place as the Managing Member may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there for inspection as required by the Act. The Company may have such other offices as the Members may designate from time to time.

     2.6. Qualification in Other Jurisdictions. The Members shall have authority to cause the Company to do business in jurisdictions other than the State of Delaware if such jurisdiction has enacted a limited liability company statute and the Managing Member shall have approved the qualification of the Company under such statute to do business as a foreign limited liability company in such jurisdiction.

     2.7. No State-Law Partnership. No provisions of this Agreement shall be deemed or construed to constitute the Company a partnership (including, without limitation, a limited partnership) or joint venture, or any Member a partner or joint venturer of or with any other Member, for any purposes other than federal and state tax purposes.

                                  ARTICLE III
                                     MEMBERS

     3.1. Initial Members. The Initial Members of the Company are MDFC and ATA.
Schedule I as amended from time to time sets forth the name of each Member, its address, Capital Contribution and its Membership Interest. Except as set forth on Schedule I as amended from time to time, there are no other Members of the Company and no other Person has any right to take part in the ownership or management of the Company.

     3.2. Admission of Additional Members.

     (a) Any Member (a "Transferring Member") may Transfer all or any portion of its Membership Interest to any Permitted Assignee complying with the criteria set forth in clause (i) of the definition of such term upon no less than five
(5) days prior Notification to the Managing Member, which Notification shall specify the portion of the Transferring Member's Membership Interest to be Transferred to such Permitted Assignee and the proposed effective date of such Transfer. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, a Member may assign its right to receive distributions made to it pursuant to Section 5.7 below (other than security deposits, maintenance reserves and other amounts that must be returned to Lessees) or Section 12.3 below to another Person upon no less than five (5) days prior Notification to the Managing Member, and such assignment shall not be or be deemed to be a Transfer of all or any portion of its Membership Interest for purposes of Sections 3.2(b) or (c) of this Agreement.

     (b) A Transferring Member may Transfer all or any portion of its Membership Interest to any other Permitted Assignee (i.e., a Permitted Assignee not complying with the criteria set forth in clause (i) of the definition of such term); provided, however, that prior to any such Transfer, and subject to the provisions of Section 3.5, if applicable, the Transferring Member will first provide Notification (an "Offering Notice") of its intention to make such a Transfer to each other Member (such members, the "Offeree Members"), which notice shall identify the amount of the Transferring Member's Membership Interest that it intends to Transfer (the "Offered Interest"). During the twenty
(20) day period (the "Preview Period") following delivery of the Offering Notice to the Offeree Members, the Transferring Member shall negotiate in good faith with any Offeree Member which expresses an interest in purchasing the Offered Interest, the terms and conditions of a Transfer of the Offered Interest, and if an agreement in principle is reached, the Transferring Member shall negotiate in good faith to consummate the Transfer of the Offered Interest to such Offeree Member. If no agreement in principle can be reached between the Transferring Member and any Offeree Member during the Preview Period, then the Transferring Member may solicit bona fide bids from prospective transferees; provided, however, that the Transferring Member must provide Notification to each of the other Members of all of the terms and conditions of any offer ("Offer") for the Offered Interest which it proposes to accept, and during the five-day period (the "Offer Period") following delivery of such Notification, the Offeree Members shall have a right of first refusal to purchase the Offered Interest upon the same terms and conditions as those contained in the Offer. If more than one Offeree Member elects to purchase the Offered Interest, then each such Offeree Member shall purchase a portion of the Offered Interest equal to the Membership Interest of such Member divided by the Membership Interests of all Members offering to purchase the Offered Interest. In the event that no Offeree Member exercises its right of first refusal, then the Transferring Member may consummate the Transfer of the Offered Interest pursuant to the terms and conditions of the Offer within one year after the expiration of the six-month notice period or the three month notice period described in Section 3.5 below, as applicable. If such Transfer is not completed within such applicable period, then the Transferring Member must comply again with all of the terms and conditions set forth in this Section 3.2(b) prior to consummating a Transfer of the Offered Interest, other than a Transfer pursuant to Section 3.2(a).

     (c) The effective time of any Transfer shall be the close of business on the date on which the Managing Member receives a written assignment agreement between the Transferring Member and the transferee in form reasonably acceptable to the Managing Member. A transferee which is party to a Transfer constituting a sale or assignment of less than complete disposition of a Membership Interest shall be deemed to have made a portion of the Transferring Member's prior Capital Contributions equal to the percentage of such Transferring Member's Membership Interest then acquired by such transferee and shall be entitled to receive, to the extent allocable to such Membership Interest after such effective time, distributions of cash and other property from the Company, and allocations of profits, losses and other items of income, gain, deduction and loss of the Company. No Transfer shall be effective for any purpose unless and until the Transferee delivers to the Managing Member (i) a duly executed and acknowledged written instrument of assignment executed by the Transferring Member in favor of the Transferee in form and substance satisfactory to the Managing Member, (ii) an instrument of assumption executed by the transferee in form and substance satisfactory to the Managing Member, (iii) excepting any Transfer from ATA to Amtran, Inc., payment or reimbursement by the Transferring Member or the transferee of all fees and expenses reasonably incurred by the Company in connection with the Transfer to such transferee and, (iv) such written representations and warranties of the transferee comparable to those required of a Member as set forth in Section 3.4 hereof. If such transferee is not an Affiliate of a Member that is organized as a corporation, such Transferee shall not be admitted as a Member without written evidence of the approval by each Member of the admission of such transferee as a Member, which approval shall not be unreasonably withheld or delayed. Upon admission of a transferee as a Member, the Managing Member shall amend Schedule I to revise the information set forth thereon to reflect any changes in the identities of the Members and the holding of Membership Interests.

     3.3. Managing Member. The Members hereby designate MDFC as the initial Managing Member.

     3.4. Investment Representations. Each Member hereby represents and warrants as follows:

     (a) Such Member is financially able to bear the economic risk of an investment in the Company and has no need for liquidity in this investment. Furthermore, the financial capacity of such Member is of such a proportion that the total costs of such Member's investment in the Company is not material when compared with such Member's total financial capacity.

     (b) Such Member has such knowledge, experience and skill in financial and business matters in general and with respect to investments of a nature similar to an investment in the Company so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, this investment. Such Member acknowledges and understands that the purchase of its Membership Interest involves an investment in a new business that has no previous operating experience, and, therefore, this is a speculative investment with no assurance of success.

     (c) Such Member (i) has received all information that such Member deems necessary to make an informed investment decision with respect to an investment in the Company; (ii) has had the unrestricted opportunity to make such investigation as such Member desires pertaining to the Company and an investment therein and to verify any information furnished to such Member; and (iii) has had the opportunity to ask questions of representatives of the Company concerning the Company and such Member's investment.

     (d) Such Member understands that such Member must bear the economic risk of an investment in the Company for an indefinite period of time because (i) the Membership Interests have not been registered under the Securities Act and applicable state securities laws and (ii) the Membership Interests may not be sold, transferred, pledged or otherwise disposed of except in accordance with this Agreement and then only if they are subsequently registered in accordance with the provisions of the Securities Act and applicable state securities laws or registration under the Securities Act or any applicable state securities laws is not required.

     (e) Such Member understands that the Company is not obligated to register the Membership Interests for resale under the Securities Act or any applicable state securities laws and that the Company is not obligated to supply such Member with information or assistance in complying with any exemption under the Securities Act or any applicable state securities laws. Upon the request of the Company, such Member will provide the Company with an opinion of counsel satisfactory to the Company that a proposed resale of the Membership Interests complies with the Securities Act or any applicable state securities laws.

     (f) Such Member is entitled to receive all allocations and distributions to be made under this Agreement without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof.

     (g) This Agreement constitutes a legal, valid and binding agreement of such Member, enforceable according to its terms.

     (h) Such Member, if not MDFC or ATA, is a Permitted Assignee.

     3.5. Discontinuation of Business. Any Member desiring to Transfer all or any part of its Membership Interest shall provide each other Member with (i) not less than six months prior Notification if such Notification is delivered on or prior to the second anniversary of the effective date of this Agreement, and
(ii) not less than three months prior Notification if such Notification is delivered at any time thereafter. Following expiration of such applicable period, such Member may seek to Transfer its Membership Interest in accordance with the provisions of Section 3.2(b) above, but such Member shall have no right to cause a discontinuation of the Company's business or a dissolution of the Company except as provided in Section 12.1.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

     4.1. Initial Capital Contributions. Each of MDFC and ATA shall make, as and when required by the terms set forth on Schedule I, the contributions to the initial capital of the Company identified as its required Initial Capital Contributions on Schedule I.

     4.2. Subsequent Capital Contributions. At the direction of the Managing Member, each Member will make Subsequent Capital Contributions in order to refund any security deposits or to pay maintenance reserves which the Company is obligated to refund or pay to Lessees in accordance with the terms of the Leases. Such Subsequent Capital Contributions shall be in proportion to the security deposits or maintenance reserves distributed to such Member or to its predecessor-in-interest that are required to be refunded.

     4.3. Membership Interests. Each Member shall be entitled to the Membership Interest set forth opposite such Member's name on Schedule I or any amendment thereto approved by the Managing Member and giving effect to any Transfers of Membership Interests.

     4.4. Reimbursement of Managing Member. In the event that the Managing Member, acting on behalf of the Company pursuant to Section 9.3 below, pays Qualified Costs of the Company (in each case which, if reimbursable by Lessees, are not reimbursed by the applicable Lessees or their Lease guarantors, within five (5) days of demand therefor by the Managing Member), the Managing Member shall be entitled to obtain reimbursement of such Qualified Costs from the distributions that would otherwise be payable to the Members pursuant to Section 5.7; provided, however, that in the event that there are no such distributions anticipated to be made within ten (10) Business Days after such Qualified Costs are incurred or any such distributions would not be or are not sufficient to fully reimburse such Qualified Costs, each Member shall be required to make further Subsequent Capital Contributions in proportion to its Membership Interest, as set forth in a Notification provided by the Managing Member, to the extent necessary to reimburse such Qualified Costs.

     4.5. Capital Accounts.

     (a) A capital account ("Capital Account") shall be established and maintained for each Member. Each Member's Capital Account shall initially equal its respective initial Capital Contribution and thereafter shall be adjusted and maintained in accordance with Section 704 of the Code, and the capital account maintenance rules of Treasury Regulations ss. 1.704-1(b)(2)(iv). The provisions of this Agreement are intended to comply with Section 704 of the Code and Treasury Regulations ss.ss. 1.704-1(b) and 1.704-2 and shall be interpreted and applied in a manner consistent with such Section and such Treasury Regulations.

     (b) Upon the transfer of a Membership Interest after the effective date of this Agreement, the Capital Account of the transferor Member that is attributable to the transferred interest will be carried over to the transferee Member. If such transfer causes a termination of the Company within the meaning of Section 708(b)(1)(B) of the Code (a "technical termination"), then as of the date of such transfer, the transferee Member will be deemed to hold a capital interest in the new limited liability company that is formed as a result of such technical termination in an amount equal to the Capital Account of the Transferor Member prior to such technical termination.

     4.6. Return of Capital Contributions. Except as otherwise provided herein or in the Act, no Member shall have the right to withdraw, or receive any return of, all or any portion of such Member's Capital Contribution.

     4.7. Interest. No interest shall be paid by the Company on Capital Contributions or on balances in Members' Capital Accounts or on the Members' share of unallocated profits.

                                   ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

     5.1. Allocations of Profits and Losses. Except as otherwise provided in Sections 5.2, 5.3, 5.4 and 5.5 below, the Company's profits and losses shall be allocated to the Members in accordance with their respective Membership Interests.

     5.2. Section 704(c) Allocations. Allocations of the Company's income, gain, loss, deductions and credits (or any item thereof) for each Company fiscal year shall take into account any variation between the adjusted tax basis and book value of Company property in accordance with the principles of Section 704(c) of the Code. CONFIDENTIAL MATERIAL OMITTED


     5.3. Special Allocations. Special allocations of depreciation and residual value disposition gain and/or loss will require an affirmative Majority Vote of the Members and if such Majority Vote is obtained, will be allocated in accordance with the provisions of Section 5.2.

     5.4. Certain Adjustments. In the event that any actual or deemed transaction between a Member or an Affiliate of a Member and the Company requires any adjustment of income, gain, loss, or deduction (under the Code or state or local law), or if any transaction is characterized as a Company item, any correlative adjustment shall be specifically allocated to the Member (or its Affiliate) which entered into the transaction to which such adjustment relates and the Capital Account of such Member shall be adjusted for all related deemed contributions and distributions. It is the intent of the Members under this provision to place the Members as much as possible in the same tax position they would have been in had the required adjustment not been made. The Tax Matters Member shall file all claims, amended returns and take such other actions as may be necessary to achieve such goal.

     5.5. Regulatory Allocations. The Tax Matters Member shall make such allocations as may be required in order to comply with Code Section 704 and Treasury Regulations ss.ss.1.704-1(b) and 1.704-2, including any allocations necessary to satisfy the requirements for (i) a "qualified income offset", (ii) a "minimum gain chargeback", and (iii) a chargeback of "partner nonrecourse debt minimum gain", as such terms are defined in Treasury Regulations ss.ss. 1.704-1(b) and 1.704-2.

     (a) Company Minimum Gain. If the amount of any Company minimum gain at the end of any taxable year is less than the amount of such Company minimum gain at the beginning of such taxable year, there shall be allocated to each Member gross income or gain (in respect of the current taxable year and any future taxable year) an amount equal to such Member's share of the net decrease in Company minimum gain during such year in accordance with Treasury Regulation ss.1.704-2(f). Such allocation of gross income and gain shall be made prior to any other allocation of income, gain, loss, deduction or Code ss.705(a)(2)(B) expenditure for such year. Any such allocation of gross income or gain pursuant to this Section 5.5(a) shall not duplicate any allocations of gross income or gain. This provision is intended to be a minimum gain chargeback as described in Treasury Regulation ss.1.704-2(f) and shall be interpreted consistently therewith. For purposes of this Section 5.5(a), Company minimum gain shall have the meaning set forth in Treasury Regulation ss.ss.1.704-2(b)(2) and (d), treating the Company as a partnership.

     (b) Member Minimum Gain. If there is a net decrease (as determined in accordance with Treasury Regulation ss.1.704-2(i)(3)) during a taxable year in Company minimum gain attributable to a non-recourse debt of the Company for which any Member bears the economic risk of loss (as determined in accordance with Treasury Regulation ss.1.704-2(b)(4)), then any Member with a share of the Company minimum gain (as determined in accordance with Treasury Regulation ss.1.704-2(i)(5)) attributable to such debt (determined at the beginning of such taxable year) shall be allocated in accordance with Treasury Regulation ss.1.704-2(i)(4) items of Company income and gain for such taxable year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in the Company minimum gain attributable to such Member non-recourse debt in accordance with Treasury Regulation ss.1.704-2(i). Any allocations of items of gross income or gain pursuant to this Section 5.5(b) shall not duplicate any allocations of gross income or gain. This provision is intended to be a Member minimum gain chargeback as described in Treasury Regulation ss.1.704-2(i)(4) and shall be interpreted consistently therewith. For purposes of this Section 5.5(b), Member minimum gain shall have the meaning set forth in Treasury Regulation ss.1.704-2(i)(3), treating the Company as a partnership and each Member as a partner.

     (c) Qualified Income Offset. If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation ss.ss.1.704-1(b)(2)(ii)(d)(4), (5) or (6) that reduce any Member's Capital Account below zero or increase the negative balance in any Member's Capital Account, gross income and gain shall be allocated to any such Member in an amount and manner sufficient to eliminate any negative balance in its Capital Account created by such adjustments, allocations or distributions as quickly as possible in accordance with Treasury Regulation ss.1.704-1(b)(2)(ii)(d). Any such allocation of gross income or gain pursuant to this Section 5.5(c) shall be in proportion to such negative Capital Accounts of the Members. Any allocations of items of gross income or gain under this Section 5.5(c) shall not duplicate any allocations of gross income, or gain. This provision is intended to be a qualified income offset as described in Treasury Regulation ss.1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     5.6. Adjustment of Capital Accounts. Upon the contribution to the Company by a new or existing Member of cash or other property (other than a contribution made by all Members in the proportion of their respective Membership Interests), the Capital Accounts of all Members immediately prior to such contribution shall be adjusted in accordance with Treasury Regulation ss.1.704-1(b)(2).

     5.7. Distributions. Distributions shall be made to the Members at the times and in the amounts as determined by the Managing Member; provided, however, that
(i) all payments of Basic Rent, Supplemental Rent and any other fees or payments payable to the Company under the Leases (including, without limitation, security deposits and maintenance reserves to the extent such amounts are not required to be held in reserve by any Person providing financing to the Company or under applicable law) not allocated for payment of periodic debt service and other obligations of the Company, due and payable within forty-five (45) days thereafter, shall be distributed by the Managing Member to the Members as soon as reasonably practicable but not later than five (5) Business Days after receipt thereof, and (ii) the Managing Member shall not establish any working capital or other reserves for the Company, but on a periodic basis shall distribute all cash on hand not then needed to pay any obligations of the Company that are due and payable or become due and payable within forty-five
(45) days thereafter. Except as otherwise provided in Sections 5.2, 5.3, 5.4,
5.5 and 12.3, distributions shall be made to the Members in accordance with their respective Membership Interests; provided, however, that prior to any such distribution, the Managing Member shall first reimburse itself for the costs and expenses described in Section 4.4 above.

                                   ARTICLE VI
                    RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS

     6.1. Authority; Liability to Third Parties. The Managing Member shall be the sole Member with the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

     6.2. Transfer of Membership Interests. No Membership Interest may be transferred by any Member to any Person except in accordance with the provisions of Section 3.2.

     6.3. Confidentiality. Each Member agrees to keep confidential and not to disclose or reveal to any other Person any Proprietary Information, except to the extent (i) any such Proprietary Information becomes available to the public other than as a result of disclosure by such Person or its agents, (ii) any such Proprietary Information is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed and subject to the provisions set forth below, (iii) any such Proprietary Information is disclosed to the attorneys, accountants, advisors and government regulators of such Person that have a need to know such Proprietary Information and agree, except in the case of government regulators, to keep such Proprietary Information confidential on the terms and conditions set forth herein, or (iv) the other Members give their prior written consent to such disclosure or revelation. In the event that any Member ( a "Disclosing Member") is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Proprietary Information, such Disclosing Member agrees that it will provide the other Members with prompt notice of such request or requirement in order to enable the other Members to seek an appropriate protective order or other remedy, to consult with such Disclosing Member with respect to such other Members taking steps to resist or narrow the scope of such request or legal process, or to waive compliance, in whole or in part, with the terms hereof solely as it relates to such Proprietary Information. In the event that no such protective order or remedy is obtained, or that the other Members waive compliance with the terms of this Agreement, the Disclosing Member will furnish only that portion of any Proprietary Information which the Disclosing Member is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any Proprietary Information. Each Member further agrees to comply with the confidentiality provisions contained in any of the Leases.

     6.4. Other Business. Subject to the provisions of Section 6.3, the Members may engage in transactions or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, notwithstanding that any such transactions or ventures may be considered competitive with, or a business opportunity that may be beneficial to, the Company or similar to transactions that the Company may enter into; provided, however, that MDFC shall make commercially reasonable efforts, to the extent not inconsistent with its obligations to its customers or joint venturers, to give priority to the placement of the Aircraft under lease to third Persons over other comparable used Boeing freighter converted 727 aircraft in connection with such competitive transactions or ventures to the extent any of the Aircraft are available for placement. Neither the Company nor the Members shall have any rights in or to such independent transactions or ventures of the Members or the income or profits therefrom by virtue of this Agreement, and each Member hereby waives any right or claim to participate in any such transactions or ventures or to share in the income or profits therefrom.

                                  ARTICLE VII
                               MEETINGS OF MEMBERS

     7.1. Place of Meetings; Conference Telephone Meetings. All meetings of Members shall be held at the respective corporate headquarters of the Members within the continental United States, on a rotating basis, unless otherwise agreed by a Majority Vote of the Members. Meetings of the Members may be held by means of conference telephone or similar communications equipment.

     7.2. Meetings.

     (a) A quarterly meeting of Members for the transaction of such business as may properly come before the meeting shall be held on such specific date and at such time as the Managing Member shall determine.

     (b) Special meetings of Members for any proper purpose or purposes may be called at any time by any Member or Members having in the aggregate at least a Thirty-Five Percent (35%) Membership Interest.

     7.3. Voting.

     (a) Except as otherwise provided in Section 13.3, all Members shall be entitled to vote on any matter submitted to a vote of the Members, and each Member shall be entitled to one vote for each full percentage of the Membership Interests held by such Member.

     (b) Except as otherwise provided in this Agreement, the affirmative Majority Vote of the Members shall be the act of the Members and shall be the vote required for any action that requires Member approval under this Agreement.

     7.4. Action by Written Consent. Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by those Members holding Membership Interests sufficient to approve such action and if such consent is not signed by all of the Members, after Notification of such consent, together with a complete copy of such written consent, is delivered to each Member.

                                  ARTICLE VIII
                           OWNERSHIP OF COMPANY ASSETS

     The Company's assets shall be deemed to be owned by the Company as an entity, and no Member shall have any ownership interest in such assets or any portion thereof. Title to any or all such Company assets may be held in the name of the Company or one or more nominees, as the Members may determine.





                                   ARTICLE IX
                     MANAGEMENT AND BUSINESS OF THE COMPANY

     9.1. Management of Business. Except as otherwise expressly provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managing Member.

     9.2. Number and Election of Managing Member. There shall at all times that this Agreement remains in effect be one (1) Managing Member of the Company. A Member designated as the Managing Member shall cease to be a Managing Member upon the earliest to occur of (i) the effective date of its resignation, (ii) the date upon which it or any of its Affiliates becomes a Defaulting Member under Section 13(i) or Section 13(iii) of this Agreement, or (iii) the date on which it enters into an agreement to Transfer or Transfers any interest in its Membership Interest to a Person that is not an Affiliate of such Member or until it shall resign or is removed as Managing Member by the affirmative vote of the Requisite Members at such time; provided, however, that if MDFC enters into an agreement to Transfer any portion of its Membership Interest to a Person which is not an Affiliate of MDFC, and at such time if ATA or an Affiliate of ATA is a Member, then at the effective time of such Transfer, ATA or such Affiliate shall become the Managing Member. If the Managing Member ceases to be the Managing Member for any reason, then except as provided in the preceding sentence a new Managing Member shall be elected by an affirmative Majority Vote of the Members at such time. If a Member ceases to be the Managing Member for any reason other than its resignation neither such Member nor any of its Affiliates shall be entitled to vote in the election of a replacement Managing Member.

     9.3. General Powers of the Managing Member.

     (a) Except as may otherwise be expressly provided in this Agreement, the Managing Member shall have complete and exclusive discretion in the management and control of the business and affairs of the Company, including the right to make and control all ordinary and usual decisions concerning the business and affairs of the Company. The Managing Member shall, subject to Section 9.4, possess all power, on behalf of the Company, to do or authorize the Company to do all things and incur all costs and expenses necessary or convenient to carry out the business and affairs of the Company.


CONFIDENTIAL MATERIAL OMITTED


     (c) Unless otherwise directed by all of the Members, the Managing Member shall immediately initiate proceedings to repossess any Aircraft upon the occurrence of (i) a rent payment default under the Lease covering such Aircraft, which rent payment default is not cured within sixty (60) calendar days after the occurrence thereof, (ii) the lapse of insurance coverage for such Aircraft which is not cured by the Lessee under such Lease or the Managing Member prior to the effective date of termination of such insurance coverage, or (iii) the loss by such Lessee of its Operator's Certificate with respect to such Aircraft. Nothing contained in this clause (c) shall prevent the Managing Member from exercising remedies sooner in accordance with the provisions of such Lease.

     (d) The Managing Member shall provide Members with any notice received by the Managing Member from, or delivered by the Managing Member to any Lessee or Lease guarantor, pursuant to or in connection with the Leases or any Lease guaranty, and with notice of any event of default under any Lease of which the Managing Member has become aware.

CONFIDENTIAL MATERIAL OMITTED

     9.4. Limitations on Powers of Managing Member. The enumeration of powers in this Agreement shall not limit the general or implied powers of the Managing Member or any additional powers provided by law. Notwithstanding the foregoing and any other provision contained in this Agreement to the contrary, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by the Company or the Managing Member on behalf of the Company, in each case without the approval of each Member with respect to any of the following:

     (i) any split, combination or reclassification of any Membership Interests;

     (ii) any contribution of capital by the Members other than as expressly provided for herein;

     (iii) any voluntary liquidation, reorganization, dissolution or termination of the Company (except as provided in Section 12.1(a));

     (iv) any reduction or deferral of any payments of Basic Rent or Supplemental Rent under the Leases or of any other material payment obligations owing to the Company by any Person;

     (v) any release of all or substantially all of the collateral security provided to the Company by any Lessee under a Lease or any guarantor under a Lease guaranty;

     (vi) any leasing of Aircraft or the amendment of any Lease not complying with the Leasing Parameters;

     (vii) any borrowing of money not provided for in this Agreement or in the Business Plan or not in accordance with the Borrowing Criteria;

     (viii) any transaction, expenditure or incurring of an obligation which would constitute a material departure from the Business Plan;

     (ix) any termination of a Lease other than as a result of an event of default thereunder;

     (x) any sale of an Aircraft; or

     (xi) any amendment to this Agreement.

     9.5. Compensation. The Managing Member shall serve without compensation.

     9.6. Resignation. Any Managing Member may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Company. If, at any time, any Managing Member resigns, a new Managing Member shall be elected in accordance with Section 9.2; provided, however, if MDFC resigns as Managing Member and at such time ATA or an Affiliate of ATA is a Member, ATA or such Affiliate shall become the Managing Member upon the effective date of MDFC's resignation. Upon the resignation or replacement, in accordance with the terms hereof, of any Managing Member, such retiring Managing Member shall deliver to the new Managing Member all books and records held by it in its capacity as Managing Member.

     9.7. Initial Member Services and Oversight.

     (a) MDFC and ATA or their respective Permitted Assignees shall designate the contractor or contractors to be retained by the Company to perform "D" checks for the Aircraft and to convert the Aircraft to freighters. MDFC shall negotiate such contracts on behalf of the Company in close consultation with ATA and its Permitted Assignee. ATA and its Permitted Assignee shall have the right to review and approve the final drafts of all such contracts prior to the execution thereof by the Managing Member on behalf of the Company.

CONFIDENTIAL MATERIAL OMITTED

     (e) Any increase or net savings in the cost of any services provided to the Company by MDFC or ATA, including any placement of the Aircraft on lease, resulting from the outsourcing of such services to third Persons by MDFC or ATA, as applicable shall be for the account of the Person responsible for providing such services.

     9.8. Regulatory Compliance. The Members shall take all steps necessary to ensure compliance with all laws and all judicial and administrative orders of the United States of America and of any political subdivision thereof, to the extent applicable to the Company, in connection with the performance by the Members of their obligations under this Agreement or any related agreements and the transactions contemplated hereby and thereby.

     9.9. Organizational Costs and Expenses. Each of the Initial Members shall be liable for payment of fifty percent (50%) of all costs and expenses reasonably incurred in connection with the formation and organization of the Company, including without limitation, all filing and registration costs and the reasonable fees and expenses of Messrs. Sidley & Austin for the organization of the Company and the preparation of this Agreement.

                                   ARTICLE X
                    FISCAL AND TAX MATTERS; BOOKS AND RECORDS

     10.1. Bank Accounts; Investments. Capital Contributions other than the Initial Member Capital Contributions, revenues and any other Company funds shall be deposited by the Company in a bank account in the name of the Company or shall be invested by the Company, at the direction of the Managing Member, in furtherance of the purposes of the Company.

     10.2. Records Required by Act. During the term of the Company's existence and for a period of four (4) years thereafter, there shall be maintained in the Company's principal office all records required to be kept pursuant to the Act.

     10.3. Method of Accounting; Fiscal Year. The books and records of the Company shall be maintained in accordance with federal income tax accounting principles on an accrual basis, and to the extent possible, in accordance with generally accepted accounting principles consistently applied. The Company's fiscal year shall end on December 31 of each calendar year.

     10.4. Periodic Financial Statements. The Managing Member will prepare or cause to be prepared quarterly and annual financial statements of the Company and cause such annual financial statements to be audited by a reputable independent accounting firm selected by the Managing Member and subject to the prior approval by a Majority Vote of the Members if such accounting firm is not one of the Big Five accounting firms.

     10.5. Tax Matters Member. The Members hereby designate the Managing Member to be the "tax matters partner" (the "Tax Matters Member") of the Company pursuant to, and in accordance with, the Code.

     10.6. Income Tax Information. The Members intend for the Company to be treated as a partnership for tax purposes. The Members agree to provide the Tax Matters Member with all information which may be necessary for the preparation of the Company's tax returns or which is needed in support of any tax audits or administrative or judicial proceeding with respect to the tax returns as filed. Such information shall be provided to the Tax Matters Member within a reasonable time and in a reasonable manner by each Member at such Member's sole cost and expense. The Company shall cause to be prepared and provided to each Member all necessary or appropriate income tax information, including, if requested by such Member, a copy of the Company's federal, state and local income tax or information returns for each taxable year of the Company. Such information shall show each Member's distributive share of each class of income, gain, loss, deduction or credit, and shall be furnished to each Member as soon as practicable after the close of each taxable year of the Company; provided, however, that if the Members have not approved any return by the due date including extensions thereof, the Tax Matters Member has the authority to file the return in a timely fashion in accordance with the provisions of this Agreement. If the Members later agree on a basis for reporting other than that under which the original return was filed, the Tax Matters Member shall use its reasonable efforts to prepare and file an amended return using the agreed basis of reporting. A Member not agreeing with the basis of reporting may file a notice consistent with Section 10.8 below. The Tax Matters Member, if it determines that the retention of accountants or other professionals would be in the best interests of the Company, may retain accountants and other professionals at the expense of the Company to assist in the preparation of the tax returns. Prior to engaging an accountant or other tax professional, the Tax Matters Member will obtain the prior approval of an affirmative Majority Vote of the Members. The Tax Matters Member shall promptly provide to the Members copies of correspondence and other written communications between the IRS or any other taxing authority to which the Company may be liable for payment of taxes and the Tax Matters Member or the Company.

     10.7. Tax Records Retention. Each Member and the Company shall maintain the detailed information supporting the data provided to the Tax Matters Member under Section 10.6 above, until such time as the Tax Matters Member notifies each Member that the detailed information need no longer be maintained. Each Member agrees to provide the detailed information to the Tax Matters Member, as required, at the Member's sole cost and expense within a reasonable time in a reasonable manner. Company tax records shall be available for inspection by the Members at all times during regular business hours and upon five (5) Business Days prior written notice. The Tax Matters Member shall retain the Company's tax records as long as it deems necessary to meet audit requirements.

     10.8. Inconsistent Treatment of Partnership Items. If any Member intends to file a notice of inconsistent treatment under ss.6222(b) of the Code, the Member shall, at least thirty (30) days prior to the filing of the notice, provide a Notification to the Tax Matters Member and the other Members of its intent and the manner in which the Member's intended treatment of a Company item is (or may be) inconsistent with the treatment of that item by the Company, and advise the Tax Matters Member and the other Members of the reasons therefor. Notwithstanding the preceding, the Members are not required to provide notice where estimated rather than actual partnership amounts are incorporated in partner tax filings.

     10.9. Extensions of Time and Limitation Periods. The Tax Matters Member may file requests for extensions of time to file any return as it deems appropriate. The Tax Matters Member shall not enter into any extension of the period of limitations for making assessments against the Members without first obtaining the prior written consents of all of the Members; provided, however, that such consents shall not be unreasonably withheld.

     10.10. Company Audits. If an audit of any of the Company's tax returns should occur, the Tax Matters Member shall, subject to the provisions of this
Section 10.10 and Sections 10.11 and 10.12 below, coordinate the audit for the Company, and shall contest, settle, or otherwise compromise the assertions of the auditing agent which may be adverse to the Company. All correspondence to and from the taxing authority shall be through the Tax Matters Member. The Tax Matters Member, if it determines that the retention of accountants or other professionals would be in the best interests of the Company, may retain accountants and other professionals at the expense of the Company to assist in the tax audits. Prior to engaging an accountant or other tax professional, the Tax Matters Member shall obtain the prior approval of an affirmative Majority Vote of the Members.

     10.11. Requests for Administrative Adjustments. No Member shall file, pursuant to ss.6227 of the Code, a request for an administrative adjustment of Company items for any Company taxable year without first providing Notification thereof to the Tax Matters Member and the other Members and consulting with them. If the Members agree with the requested adjustment, the Tax Matters Member shall file the request for administrative adjustment on behalf of the Company. If unanimous consent is not obtained within thirty (30) days after the date of the Notification or within the period required to timely file the request for administrative adjustment, if shorter, the Tax Matters Member, or any Member on its own behalf, may file a request for administrative adjustment.

     10.12. Judicial Proceedings.

     (a) A Member intending to file a petition under ss.ss.6226, 6228, or other sections of the Code with respect to any Company item, or other tax matters involving the Company, shall provide prior notification to the Tax Matters Member and the other Members and consult with them concerning its intention and the nature of the contemplated proceeding. If one Member, having had the opportunity to do so, decides not to participate in the petition process, then this Member shall be precluded under this Agreement from taking part in any subsequent actions or appeals of any decisions on the petition; provided, however, that the declining Member shall be bound by the final decision with respect to the petition as it affects Company items.

     (b) If the Tax Matters Member intends to file a petition, Notification thereof shall be given to the Members within a reasonable time to allow the Members to participate in the choosing of the forum in which the petition will be filed. If the Members cannot agree as to the forum where the Tax Matters Member shall file a petition, then the Tax Matters Member shall choose the forum.

     (c) If any Member is permitted to and intends to seek review of any court decision rendered as a result of a proceeding to which Section 10.12(a) or (b) applies, the Member shall notify the Tax Matters Member and the other Members of the intended action at least twenty (20) days prior to the end of the time period for filing an appeal, or as soon as possible if the time period for filing an appeal is less than thirty (30) days. The provisions of Sections 10.12(a) and (b) shall apply to any appeal or review to which this Section 10.12(c) applies.

     10.13. Settlements. Neither any Member nor the Tax Matters Member shall bind or shall purport to bind any other Member to a settlement agreement with respect to any tax matter under this Agreement without obtaining the prior written consent of each Member. A Member who enters into a settlement agreement with the Secretary of the Treasury with respect to any Company item, as defined by ss.6231(a)(3) of the Code, shall provide Notification to the Tax Matters Member and the other Members of the settlement agreement and its terms as soon as practicable, but no later than thirty (30) days after the date of settlement.

     10.14. Partnership Tax Elections. The Members hereby grant the Tax Matters Member the authority to make, and the Tax Matters Member shall make, the following elections under the Code and regulations and any similar statute:

     (i) adopt the calendar year as the annual accounting period;

     (ii) adopt the accrual method of accounting;

     (iii) compute the allowance for depreciation under the most rapid depreciation system available;

     (iv) amortize start-up expenditures, if any, over a sixty (60) month period in accordance with Codess.195(b);

     (v) amortize organization costs, if any, over a sixty (60) month period in accordance with Codess.709(b);

     (vi) treat research and experimentation expenditures as a deduction in the year paid or incurred in accordance with Code ss.174(a)(1);

     (vii) prohibit Code ss. 754 election unless the benefiting Member agrees to bear all administrative costs associated with such election;

     (viii) affirmatively elect to be subject to the consolidated audit rules from inception and all tax periods thereafter, and

     (ix) make such other elections and tax decisions as may be approved by all the Members; provided, however, that if such approval is not given, then the other elections and tax decisions shall be made by the Tax Matters Member in such a manner as to reduce Company taxable income to the maximum extent possible and take deductions in the earliest taxable year possible.


                                   ARTICLE XI
                                 INDEMNIFICATION

     11.1. Indemnification and Advancement of Expenses.

     (a) The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he, she or it is or was a Managing Member, Member, officer, employee, representative or agent of the Company, against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him, her or it in connection with such action, suit or proceeding if he, she or it acted in good faith and in a manner he, she or it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful.

     (b) Expenses (including reasonable attorneys' fees) incurred by any Person entitled to indemnification hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such indemnified Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company.

     (c) The indemnification and advancement of expenses provided by, or granted pursuant hereto, shall continue as to a Person who has ceased to be a Managing Member, Member, director, officer, manager, employee, representative or agent and shall inure to the successors and assigns of such Person.

     11.2. Limit on Liability of Members. Notwithstanding any provision in this Agreement to the contrary, the indemnification set forth in this Agreement shall in no event cause the Members to incur any personal liability beyond their total Capital Contributions, nor shall it result in any liability of the Members to any third party, nor shall it require any Member to make any Subsequent Capital Contribution. No Member shall have any fiduciary responsibilities to any Member by reason of this Agreement or otherwise to the fullest extent allowed by law.

     11.3. Limit on Liability of Managing Member. The Managing Member shall not have any fiduciary responsibilities to any Member by reason of this Agreement or otherwise except as required by law. Each of the Members agrees not to assert against the Managing Member any claim against the Managing Member on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Member waives. Neither the Managing Member nor any of its officers, directors, employees, agents or representatives shall be liable to any Member for any action taken or omitted to be taken by it hereunder or under the Leases, or in connection herewith or therewith, except for damages caused by such Person's own willful misconduct; provided, however, that nothing contained in this Section 11.3 shall relieve the Managing Member of any liability for breach by the Managing Member of any contractual obligation or restriction contained in this Agreement. The Managing Member (i) makes no warranty or representation to any Member and shall not be responsible to any Member for any statements, warranties or representations made in or in connection with or related to any Lease or to any Aircraft and (ii) shall not be responsible to any Member for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Lease or any other instrument or document furnished pursuant thereto.

                                  ARTICLE XII
                           DISSOLUTION AND WINDING UP

     12.1. Events Causing Dissolution. The Company shall be dissolved upon the first of the following events to occur:

     (a) The written consent of the Requisite Members to dissolve and wind up the affairs of the Company;

     (b) The occurrence of any other event that causes the dissolution of a limited liability company under the Act; and

     (c) The thirteenth (13th) anniversary of the effective date of this Agreement.

     The Company shall automatically continue without any action on the part of the Members upon the death, retirement, withdrawal, resignation, expulsion, bankruptcy (as defined in Section 18-304 of the Act) or dissolution of a Member, or the occurrence of any other event which terminates the continued existence of a Member, until the Company is otherwise dissolved and terminated pursuant to the terms of this Agreement.

     12.2. Winding Up. If the Company is dissolved pursuant to Section 12.1, the Company's affairs shall be wound up as soon as reasonably practicable as determined by the Managing Member.

     12.3. Distributions on Liquidation.

     (a) Upon completion of all desired sales of Company assets, and after payment of all selling costs and expenses, the proceeds of such sales, and any Company assets that are to be distributed in kind, will be distributed to the following groups in the following order of priority: (i) to satisfy Company liabilities to creditors; (ii) to satisfy Company obligations to Members and former Members to pay past due Company distributions; and (iii) to the Members, in accordance with the positive balances in their respective Capital Accounts determined after allocating all items for all periods prior to and including the date of distribution, including items relating to sales and distributions pursuant to this Article XII. All distributions required under this Section 12.3 shall be made to the Members by the end of the taxable year in which the liquidation occurs or, if later, within ninety (90) calendar days after the date of such liquidation.

     (b) The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group. If the assets available for disposition are insufficient to dispose of all claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective Capital Account balances of each Member in such group.

     12.4. Deficit Capital Accounts. Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Membership Interests, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such member's Capital Account to zero; provided, however, that the obligations of the Members to make Subsequent Capital Contributions pursuant to Section 4.2 of this Agreement shall remain in effect.

                                  ARTICLE XIII
                           EVENTS OF DEFAULT; REMEDIES

     13.1. Events of Default. Each of the following events shall constitute an "Event of Default" hereunder with respect to a Member (in such case, a "Defaulting Member"):

     (i) Such Member attempts to withdraw from the Company or take any action that would result in the dissolution or termination of the Company, except as expressly otherwise permitted by this Agreement;

     (ii) Any Membership Interest of such Member becomes subject to any attachment, levy, garnishment, execution or other judicial seizure and such attachment, levy, garnishment, execution or other judicial seizure is not voided, revoked, rescinded, reversed, or otherwise made ineffective within sixty
(60) days after the date it occurs; or

     (iii) Such Member materially breaches this Agreement (other than as provided in clause (i) or (ii) above and not including any breach or purported breach of obligations undertaken pursuant to Sections 9.7(b) and 9.7(c) of this Agreement), and such breach is not cured within thirty (30) days after Notification of such breach is provided to such Member by any other Member or by the Managing Member.

     13.2. General Remedies. Upon the occurrence of an Event of Default, any one or more of the Members holding more than Fifty Percent (50%) of those Membership Interests of the Company that are held by all the Members other than the Defaulting Member or any of its Affiliates (the "Non-Defaulting Members"), may at its option exercise one or more of the following remedies, and the Managing Member shall cooperate with any such Member(s) upon receiving Notification to effectuate the implementation of such remedy:

     (i) Purchase the Membership Interest of the Defaulting Member for cash at a price equal to the appraised fair market value of such Membership Interest (the "Appraised Value"), such appraisal to be obtained from a recognized independent appraiser and such appraisal to be made on a going concern basis without applying any discount for minority interests;

     (ii) Cause the Company to make distributions that would otherwise be payable to the Non-Defaulting Members exercising remedies hereunder to the Defaulting Member over a period of time (not to exceed the lesser of 5 years and the number of years remaining before the 13th anniversary of the date of execution of this Agreement )and in such periodic amounts as determined by such Non-Defaulting Members, as would be equal in the aggregate the Appraised Value of the Defaulting Member's Membership Interest, with the value attributable to future payments to be discounted at an annual rate of 13 %, and the Membership Interest of the Defaulting Member to be Transferred to such Non-Defaulting Members upon receipt of distributions in such amount;

     (iii) Institute proceedings at law or in equity against the Defaulting Member to enforce the obligations of the Defaulting Member; or

     (iv) Exercise any other rights or remedies available to such Non-Defaulting Members at law or in equity.

13.3. Suspension of Voting Rights. Upon the occurrence and during the continuance of an Event of Default, the Defaulting Member and its Affiliates shall not be entitled to exercise any voting rights under this Agreement, and the Membership Interests held by the Defaulting Member and its Affiliates shall be excluded in the calculation of a Majority Vote, Requisite Members or a unanimous vote.

                                  ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

     14.1. Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same agreement

     14.2. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and contains all of the agreements among such parties with respect to the subject matter hereof. This Agreement supersedes any and all other agreements, either oral or written, between such parties with respect to the subject matter hereof.

     14.3. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     14.4. Amendment. Except as expressly provided herein, this Agreement (other than Schedule I) may be amended only by a written agreement executed by all Members. Schedule I shall be amended from time to time by the Managing Member in accordance with the provisions of Section 3.2.

     14.5. Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the parties, and their respective distributees, heirs, successors and assigns.

     14.6. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LOCAL, INTERNAL LAWS OF THE STATE OF DELAWARE. IN PARTICULAR, THIS AGREEMENT IS INTENDED TO COMPLY WITH THE REQUIREMENTS OF THE ACT AND THE CERTIFICATE OF FORMATION. IN THE EVENT OF A DIRECT CONFLICT BETWEEN THE PROVISIONS OF THIS AGREEMENT AND THE MANDATORY PROVISIONS OF THE ACT OR ANY PROVISION OF THE CERTIFICATE OF FORMATION, THE ACT AND THE CERTIFICATE OF FORMATION, IN THAT ORDER OF PRIORITY, WILL CONTROL.

     14.7. Dispute Resolution.

     (a) If there is a dispute between the Members relating to an alleged breach of this Agreement by a Member, any Member may at any time provide Notification to all the other Members of a request to discuss actions which might be taken to resolve such dispute, whereupon the Members shall, promptly after such Notification is given, discuss such actions. If the Members cannot agree on such actions within ten (10) Business Days after delivery of such Notification, any Member may at any time within fifteen (15) calendar days after the expiration of the ten Business Day period, provide Notification to the other Members of a request that the respective chief executive officers of the Members or their designees discuss such actions, whereupon each Member shall, promptly after such Notification is given, cause such individuals which are officers or employees of such Member to discuss such actions.

     (b) If the Members are unable to resolve any dispute described in Section 14.7(a) in accordance with the procedures set forth therein, then such dispute shall be submitted for final settlement by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall be selected by the agreement of the Members, provided that if the Members fail to agree upon an arbitrator within ten (10) days after conclusion of the discussions described in Section 14.7(a) above, any Member may petition the American Association of Arbitrators for appointment of the arbitrator, which appointment shall be made within ten (10) days after the petition therefor. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1 through 16.

     (c) No Member may commence any proceeding pursuant to Section 14.7(b) of this Agreement with respect to a dispute, or attempt to terminate this Agreement because of such dispute if the Members or their chief executive officers or their designees have agreed upon actions to be taken to resolve the dispute, or such actions are then being taken or have been taken or if such dispute is resolved in accordance with Section 14.7(a) above; otherwise, such proceeding may not be commenced until at least thirty (30) days after such Member has given the first Notification referred to in Section 14.7(a) above.

     (d) Nothing contained in this Section 14.7 shall limit the right of any Member at any time to commence and prosecute a proceeding for an injunction or other order to restrain any other Member from breaching this Agreement or for specific performance of Section 3.2 or this Section 14.7.

     14.8. Waiver of Jury Trial. EACH MEMBER WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN OR AMONG THE MEMBERS ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE MEMBERS IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO AND NOT REQUIRED TO BE SUBMITTED TO ARBITRATION. EACH MEMBER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY MEMBER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set beside their names, to be effective on the date first above written.


Dated: March 13, 2001       MDFC EQUIPMENT LEASING CORPORATION


                            By:        \s\ Stephen J. Novak
                                       --------------------
                            Its:        Vice - President
                                       --------------------


Dated: March 13, 2001       AMERICAN TRANS AIR, INC.


                            By:        \s\ Kenneth K. Wolff
                                       --------------------
                            Its:       Executive Vice President & CFO
                                       --------------------


                            Approved:

                            MDFC EQUIPMENT LEASING
                            CORPORATION, as Managing Member

                            By:        \s\ Stephen J. Novak
                                       --------------------
                            Its:        Vice - President
                                       --------------------